EXHIBIT 23.1

CONSENT OF THIGPEN, JONES, SEATON & CO. P.C.

Thigpen, Jones, Seaton & Co., P.C.	Scotty C. Jones, CPA, CVA
CERTIFIED PUBLIC ACCOUNTANTS	Frank W. Seaton, Jr., CPA
BUSINESS CONSULTANTS	Tracy G. Sharkey, CPA
1004 Hillcrest Parkway • P.O. Box 400	Grayson Dent, CPA
Dublin, Georgia 31040-0400	Robyn T. Tanner, CPA
Tel 478-272-2030 • Fax 478-272-3318	Rhonda M. Norris, CPA
E-mail tjs@tjscpa.com	Spencer L. Tydings, CPA
Becky G. Hines, CPA
Donna H. Lumley, CPA
Lori Y. Norton, CPA, AAP
Cristi H. Jones, CPA, CVA
Matthew C. Jones, CPA, CISA
Heather Frazier, CPA
Pamela Lewallen, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 20, 2006, accompanying the consolidated financial statements included in the Annual Report of CCF Holding Company on Form 10-KSB for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of CCF Holding Company on Form S-8 (File No. 333-35108).

Dublin, Georgia

March 21, 2006